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                                                                    EXHIBIT 99.1


                                WRITTEN STATEMENT
                                   PURSUANT TO
                             18 U.S.C. SECTION 1350



     The undersigned, James M. McNamee, the Chief Executive Officer, and Fred Lash, the Chief Financial Officer, of Hooper Holmes, Inc. (the "Company"), pursuant to 18 U.S.C.ss.1350, each hereby certifies that:

               (i) the Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2002 of the Company (the "Report) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

               (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  August 14, 2002


                                       /s/ James M. McNamee
                                       ------------------------------
                                       James M. McNamee
                                       Chairman, President and
                                       Chief Executive Officer


                                       /s/ Fred Lash
                                       ------------------------------
                                       Fred Lash
                                       Senior Vice President, Treasurer and
                                       Chief Financial Officer